                                VOTING AGREEMENT




         THIS AGREEMENT (the "Agreement") dated as of June 28, 1996, by and among, Commodore Environmental Services, Inc., a Delaware corporation ("Parent") and Bentley J. Blum ("Blum" and collectively with the Parent, the "Shareholders"), each in its or his or her capacity as a shareholder of Commodore Applied Technologies, Inc., Delaware corporation (the "Company"), and National Securities Corp., being the representative (the "Representative") of the several underwriters listed in that certain Underwriting Agreement dated the date hereof among the Company and such underwriters (the "Underwriting Agreement").


                              W I T N E S S E T H:


         WHEREAS, Blum owns as of the date hereof 28,224,050 shares of the Parent's common stock ("Parent Common Stock"), constituting approximately 49.2% of all the issued and outstanding shares of Common Stock of the Parent; and

         WHEREAS, the Parent owns as of the date hereof 15,000,000 shares of the common stock of the Company ("Common Stock"), constituting approximately 100% of all the issued and outstanding shares of Common Stock of the Company before the proposed public offering contemplated by the Underwriting Agreement; and


         NOW THEREFORE, in consideration of the Representative entering into the Underwriting Agreement, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


         1. Voting. Until this Agreement terminates in accordance with the terms hereof, all shares of Common Stock and/or Parent Stock owned by the Shareholders, or by any transferee of such securities, shall be voted as follows:

                  (a) as for the Common Stock of the Company held by the Parent: to be voted as a unit (i) for up to two (2) candidates named by the Representative in a written notice delivered to the Company and the Parent, at any time at or before a meeting for the election of directors of the Company and (ii) for any matters regarding the subject of a stockholder vote at any annual or special meeting or by consent which have been approved or authorized by not less than 80% of the independent directors, and if any such matters have not been so approved or authorized by the requisite percentage of the independent directors, in accordance with the majority vote of all other stockholders on any matter the subject of a shareholder vote at any annual or special meeting or by consent; and

                  (b) as for the Parent Common Stock held by Blum: to be voted as a unit for the Parent's vote of Common Stock of the Company in accordance with Section 1(a) above at any time required to satisfy the requirements of such Section 1(a).

; provided, however, that Blum may transfer shares of Parent Common Stock to unaffiliated third parties with the prior written approval of the Chairman or President of National. Blum and the Parent agree not to solicit or be named as proxies for the vote of any securities of the Company and/or the Parent in a manner inconsistent with the terms hereof.

         2. Amendments to Certificate of Incorporation and By-Laws. Until this Agreement terminates in accordance with the terms hereof, all shares of Common Stock and/or Parent Common stock held by the Shareholders, or any transferee of such securities, shall be voted against any proposed amendment to the Certificate of Incorporation or to the By-Laws of the Company, unless (i) such amendment is not inconsistent with the terms hereof and (ii) at least 80% of the independent disinterested members of the Board of Director of the Company consents to such amendment, such agreement to be memorialized no later than (a) five (5) days before any annual meeting of the shareholders of the Company or the Parent is to be held, (b) the Record Date of a solicitation of written consents of shareholders of the Company or the Parent, or (c) forty-eight (48) hours before a special meeting of shareholders of the Company or the Parent.

         3. After-Acquired Voting Securities. The terms and provisions of this Agreement shall apply to all of the securities now owned or which may be issued hereafter to the Shareholders or their transferees in consequence of any additional issuance, purchase, conversion of other securities of the Company and/or the Parent, exchange or reclassification of shares, corporate reorganization or any other form of recapitalization or consolidation or merger or share split-up or share dividend or distribution or which are acquired by the Shareholders in any manner whatsoever.

         4. Use of Written Consents. Notwithstanding anything to the contrary contained herein, each of the Shareholders may exercise its or his or her right to vote by means of a Written Consent of Shareholders of the Company if the matter which is the subject of the Written Consent of Shareholders and (i) is not inconsistent with the requirements of Section 1 hereof, (ii) is approved by at least 80% of the independent, disinterested members of the Board of Director of the Company or the Parent, as applicable, and (iii) involves a transaction in the ordinary course of the Company's business and consistent with the business of the Company as described in the Prospectus (as defined in the Underwriting Agreement).

         5. Legends On Certificates. Each certificate representing shares of Common Stock owned by the undersigned shall bear a legend in substantially the following form:

         "THESE SHARES ARE SUBJECT TO CERTAIN CONDITIONS CONTAINED IN A VOTING AGREEMENT DATED AS OF JUNE 28, 1996. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, AGREES TO BE BOUND BY THE TERMS OF SAID VOTING AGREEMENT. A COPY OF THIS AGREEMENT CAN BE OBTAINED FROM COMMODORE APPLIED TECHNOLOGIES, INC.

         6. Remedies. Without regard to whether all of the foregoing matters will be deemed material or important by any court or other tribunal of competent jurisdiction, the undersigned stipulate that as between them, they will be conclusively deemed to be material and important and to affect severely the effective and successful conduct of the business of the Company, that money damages would not be a sufficient remedy for any breach of this Agreement and that in the event of a breach or threatened breach by any of the parties hereto of the provisions of this Agreement, the other parties shall be entitled to specific performance and injunctive relief as remedies for any such breach. Such remedies shall not be deemed to be exclusive remedies for the breach of this Agreement but shall be in addition to all other remedies available at law or in equity.

         7. Term. This Agreement shall terminate with respect to a Shareholder on the second anniversary hereof. This Agreement may be amended or terminated by written agreement among the undersigned.

         8. Miscellaneous.

         (a) Notices. Except as otherwise expressly herein provided, all notices under this Agreement shall be in writing and shall be deemed received (i) upon personal delivery against receipt therefor, or (ii) if sent by mail, three (3) business days after deposit in the United States Postal Service, first class, postage prepaid, registered or certified, return receipt requested. All notices given hereunder shall be addressed:


         In the case of the Parent to:




                                             Attn:

         In the case of Blum to:

         In the case of the
         Representative, to:       National Securities Corporation
                                   1001 Fourth Avenue
                                   Suite 2200
                                   Seattle, Washington 98154

                                   Attn:  Steven A. Rothstein, Chairman

or to such other address or to such other person as a party hereto shall have last designated by notice to the other parties hereto.

         (b) Integration and Modification. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated hereby and there are no agreements, warranties or representations which are not set forth herein. All prior negotiations, agreements and understandings are superseded hereby. This Agreement may not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

         (c) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

         (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and legal representatives of the parties hereto and shall be binding upon all transferees of the securities described in Section 1 hereof. Neither this Agreement nor any of the rights granted hereunder may be assigned by any party hereto without the prior written consent of the other parties. It is acknowledged by the parties hereto that the Representative is a third party beneficiary hereof and may enforce any provision contained herein.

         (e) Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (f) Headings. The Section and Subsection headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

         (g) Waiver. No delay on the part of any party here to in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise there of or the exercise of any other power or right. No waiver shall be enforceable against any party hereto unless in writing, signed by the party against whom such waiver is claimed, and shall be limited solely to the one event.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Voting Agreement as of the day and year first above written.


                                     COMMODORE ENVIRONMENTAL
                                       SERVICES, INC.



                                     By: /s/ Andrew Oddi
                                        ----------------------------------
                                        Name: Andrew Oddi
                                        Title: Vice President-Finance and
                                                       Administration



                                        /s/ Bentley J. Blum
                                        ----------------------------------
                                                       Bentley J. Blum



ACKOWLEDGEMEMT:


COMMODORE APPLIED TECHNOLOGIES, INC.


By: /s/ Paul E. Hannesson
   -----------------------------
   Name: Paul E. Hannesson
   Title: President and Chief Executive Officer


NATIONAL SECURITIES CORPORATION



By: /s/ Steven A. Rothstein
   -----------------------------
   Name: Steven A. Rothstein
   Title: Chairman